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                                                                     EXHIBIT 21
                                                                   TO FORM 10-K

                                   SUBSIDIARIES

                                                 STATE OF JURISDICTION OF
NAME                                                    ORGANIZATION             REF
--------------------------------------------     ------------------------        ---
Noble Trading, Inc.                                        Delaware              (1)
NPM, Inc.                                                  Delaware              (1)
Noble Gas Marketing, Inc.                                  Delaware              (1)
Noble Gas Pipeline, Inc.                                   Delaware              (2)
Samedan Oil Corporation                                    Delaware              (1)
Samedan Oil of Canada, Inc.                                Delaware              (3)
Samedan of North Africa, Inc.                              Delaware              (3)
Samedan North Sea, Inc.                                    Delaware              (3)
Samedan Oil of Indonesia, Inc.                             Delaware              (3)
Samedan Pipe Line Corporation                              Delaware              (3)
Samedan Royalty Corporation                                Delaware              (3)
Samedan of Tunisia, Inc.                                   Delaware              (3)
Samedan, Mediterranean Sea, Inc.                           Delaware              (3)
EDC Ireland                                             Cayman Islands           (4)
Samedan International                                   Cayman Islands           (4)
Samedan Vietnam Limited                                 Cayman Islands           (4)
Machalapower Cia. Ltda.                                 Cayman Islands           (5)
Samedan, Mediterranean Sea                              Cayman Islands           (5)
Samedan Transfer Sub                                    Cayman Islands           (5)
Atlantic Methanol Capital Company                       Cayman Islands           (7)
Samedan Methanol                                        Cayman Islands           (8)
Atlantic Methanol Associates LLC                        Cayman Islands           (9)
Atlantic Methanol Production Company LLC                Cayman Islands           (10)
AMPCO Marketing, L.L.C.                                    Michigan              (7)
AMPCO Services, L.L.C.                                     Michigan              (7)
Alba Associates LLC                                     Cayman Islands           (11)
Alba Plant LLC                                          Cayman Islands           (12)
Energy Development Corporation                             Delaware              (3)
Energy Development Corporation (Argentina), Inc.           Delaware              (6)
Energy Development Corporation (China), Inc.               Delaware              (6)
Energy Development Corporation (HIPS), Inc.                Delaware              (6)
EDC Ecuador Ltd.                                           Delaware              (6)
EDC Ecuador Limited                                     Cayman Islands           (16)
EDC (Denmark) Inc.                                         Delaware              (13)
EDC Australia Ltd.                                         Delaware              (6)
EDC Portugal Ltd.                                          Delaware              (6)
Gasdel Pipeline System Incorporated                       New Jersey             (6)
Producers Service, Inc.                                   New Jersey             (6)
HGC, Inc.                                                  Delaware              (6)
EDC (UK) Limited                                           Delaware              (6)
EDC (Europe) Limited                                    United Kingdom           (13)
EDC (ISE) Limited                                       United Kingdom           (14)
Brabant Oil Limited                                     United Kingdom           (14)
EDC (Oilex) Limited                                     United Kingdom           (14)
Burnside Overseas Exploration Ltd.                      United Kingdom           (15)

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REFERENCES:
-----------

(1)      100% directly owned by Noble Affiliates, Inc. (Registrant)
(2)      100% directly owned by Noble Gas Marketing, Inc.
(3)      100% directly owned by Samedan Oil Corporation
(4)      100% directly owned by Samedan of North Africa, Inc.
(5)      100% directly owned by Samedan International
(6)      100% directly owned by Energy Development Corporation
(7)      50% directly owned by Samedan of North Africa, Inc.
(8)      100% directly owned by Atlantic Methanol Capital Company
(9)      50% directly owned by Samedan Methanol
(10)     90% directly owned by Atlantic Methanol Associates LLC
(11)     34.7% directly owned by Samedan International
(12)     80% directly owned by Alba Associates LLC
(13)     100% directly owned by EDC (UK) Limited
(14)     100% directly owned by EDC (Europe) Limited
(15)     100% directly owned by Brabant Oil Limited
(16)     100% directly owned by EDC Ecuador Ltd.